Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-185073 on Form S-8 of BSB Bancorp, Inc. and Subsidiaries of our report dated March 13, 2015, relating to our audit of the consolidated balance sheet of BSB Bancorp, Inc. and Subsidiaries as of December 31, 2014 and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2014, which appear in the Annual Report on Form 10-K of BSB Bancorp, Inc. for the year ended December 31, 2015.

Peabody, Massachusetts                                                                                       /s/ Shatswell, MacLeod & Company P.C.

March 11, 2016

83 PINE STREET ● WEST PEABODY, MASSACHUSETTS 01960-3635 ● TELEPHONE (978) 535-0206 ● FACSIMILE (978) 535-9908

smc@shatswell.com                 www.shatswell.com